EX-99.906CERT
                                                                   EX-99.906CERT
                                  CERTIFICATION
Suresh L. Bhirud, Chairman, and Harish L. Bhirud, VP of The Apex Mid Cap Growth Fund (the 'Registrant'), each certify to the best of his or her knowledge that:

1. The Registrant's periodic report on Form N-CSR for the period ended July 31, 2005 (the 'Form N-CSR') fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Chairman
Vice President
The Apex Mid Cap Growth Fund



/s/Suresh L. Bhirud
/s/Harish L. Bhirud
Suresh L. Bhirud
Harish L. Bhirud
Date: September 28, 2005

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to The Apex Mid Cap Growth Fund and will be retained by The Apex Mid Cap Growth Fund and furnished to the Securities and Exchange Commission (the 'Commission') or its staff upon request. This certification is being furnished to the Commission solely pursuant to 18 U.S.C. $ 1350 and is not being filed as part of the Form N-CSR filed with the Commission.